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                                                                     EXHIBIT 3.5


                                Amendment No. 2

                                    to the

                    First Amended and Restated Agreement of

             Limited Partnership of FrontierVision Partners, L.P.

                          dated as of August 11, 1995
             ----------------------------------------------------

          This Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of FrontierVision Partners, L.P., dated as of August 11, 1995, as amended by Amendment No. 1 dated as of October 31, 1995 (the "Agreement"), is dated as of the date set forth below:

          Section 2.5 of the Agreement is hereby amended to read in its entirety as follows:

                    "2.5  Term.  The term of the Partnership commenced on April
                          ----
          17, 1995, and shall continue in full force and effect until December 31, 2005, which period (i) may be extended by the General Partner to a date not later than June 30, 2007 if the General Partner determines that such extension is in the best interest of the Partnership and the Advisory Committee approves such extension and (ii) shall be extended by the General Partner to whatever date (but not later than June 30, 2007) the Advisory Committee requests, in each case not later than thirty (30) days prior to the last day of the term, as then extended, or until dissolution prior thereto pursuant to the provisions hereof."

          Except as expressly amended hereby, the Agreement is, and shall remain, in full force and effect.

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          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 in multiple counterparts as of the _____ day of March,  1996.


                              GENERAL PARTNER.
                              ---------------

                              FVP GP, L.P.

                              By:   FrontierVision Inc.,
                                    its general partner


                                    By: /s/ James C. Vaughn
                                       ------------------------------------
                                       James C. Vaughn,
                                       President


                              LIMITED PARTNERS.
                              ----------------


                              All Limited Partners (other than those whose signatures appear on the signature pages hereof) by the General Partner pursuant to the Power of Attorney granted by paragraph 12.1 of the Agreement.

                              FVP GP, L.P.

                              By:   FrontierVision Inc.,
                                    its general partner


                                    By: /s/ James C. Vaughn
                                       ------------------------------------
                                       James C. Vaughn,
                                       President